Exhibit 99.1

Tier Technologies, Inc.

10780 Parkridge Blvd., Suite 400

Reston, VA 20191

CONTACT:

Matt Brusch, Director of Communications

mbrusch@tier.com

(571) 382-1048

Tier Technologies Files Amended Fiscal 2004 Form 10-K/A

RESTON, Va., October 25, 2006 – Tier Technologies, Inc. (OTC: TIER), today announced that it has filed its amended Annual Report on Form 10-K/A for the fiscal year ended September 30, 2004. On December 14, 2005, Tier announced the delay in filing its fiscal year 2005 Form 10-K, and the expected restatement of its financial results for the fiscal years ended September 30, 2002, 2003 and 2004 and for the associated fiscal quarters as needed.

In today’s filing, Tier is restating its financial statements for the fiscal year ended September 30, 2004, including the quarters ended December 31, 2003, March 31, 2004 and June 30, 2004, and for fiscal year ended September 30, 2003, including the quarters ended December 31, 2002, March 31, 2003 and June 30, 2003. Tier is also restating selected financial data for the years ended September 30, 2002 and 2001. These restatements and revisions primarily reflect adjustments to:

•	correct previously reported restricted cash, payables and receivables for one of our payment processing centers and adjust historical provisions for uncollectible accounts receivable for several payment processing centers;

•	correct the timing of expense accruals, including sales commissions and subcontractor accruals;

•	correct the accounting for notes and interest receivable from former executives, including: 1) adjustments to the principal and interest receivable on notes receivable from a former Chairman of the Board and Chief Executive Officer; 2) correct the classification of related-party notes and interest receivable from the asset section of our Consolidated Balance Sheets to the equity section; and 3) correct the accounting for interest accrued on related-party notes to Additional Paid-in Capital in the shareholders’ equity section of our Consolidated Balance Sheet;

•	correct an overstatement of certain accrued liabilities related to the 2002 acquisition of two companies; and

•	exclude certain software-related maintenance revenues from the percentage-of-completion models used to recognize revenues and to adjust the revenues calculated by these models to reflect project-related labor and travel costs that were previously reflected in general and administrative expenses.

In addition to the above adjustments, Tier is also making a number of other adjustments and reclassifications in its financial statements to comply with accounting principles generally accepted in the United States.

“Completing and filing these restated historical financial results is an important milestone for Tier,” said Ronald L. Rossetti, Tier’s Chief Executive Officer. “Tier takes its financial reporting obligations very seriously. We look forward to making all outstanding SEC filings over the next several weeks, and demonstrating the strength of Tier’s ongoing business.”

“I would like to recognize the incredible effort put forth by Tier’s accounting team in preparing these statements. I also would like to thank our clients and shareholders for their patience as we complete this important work,” Rossetti concluded.

The following tables provide a summary of the effect of restatement adjustments to Tier’s historical financial results. Additionally, restated consolidated historical financial statements are included at the end of this press release.

EFFECT OF RESTATEMENT ADJUSTMENTS
FISCAL YEARS ENDED SEPTEMBER 30,
(in thousands, except per share data)
	As Previously Reported						Restatement Adjustments				As Restated
	2004		2003		2002		2004		2003	2002	2004	2003		2002
	$
Revenues		127,937		$115,917		$84,656		$(160)	$(340)	$(223)	$127,777		$115,577	$84,433

Costs and expenses:
Direct costs		83,637		89,657		52,847		762	—	—	84,399		89,657	52,847
General and administrative		27,959		23,579		14,360		274	27	148	28,233		23,606	14,508
Selling and marketing		7,161		5,893		3,853		280	(312)	—	7,441		5,581	3,853
Depreciation and amortization		4,977		5,273		3,761		132	150	3	5,109		5,423	3,764
Restructuring and other charges		3,493		—		—		—	414	—	3,493		414	—

Total costs and expenses		127,227		124,402		74,821		1,448	279	151	128,675		124,681	74,972

(Loss) income before other income (loss)		710		(8,485)		9,835		(1,608)	(619)	(374)	(898)		(9,104)	9,461

Other income:
Interest income, net		1,149		1,185		1,554		(314)	(281)	(292)	835		904	1,262

Total other income		1,149		1,185		1,554		(314)	(281)	(292)	835		904	1,262

(Loss) income before income taxes and discontinued operations		1,859		(7,300)		11,389		(1,922)	(900)	(666)	(63)		(8,200)	10,723
Income tax (benefit) provision		105		(2,764)		4,084		(105)	—	(74)	—		(2,764)	4,010

Net (loss) income from continuing operations		1,754		(4,536)		7,305		(1,817)	(900)	(592)	(63)		(5,436)	6,713
Loss from discontinued operations, net of tax		(1,440)		(19,246)		(22,345)		—	—	—	(1,440)		(19,246)	(22,345)

			$		$		$					$
Net (loss) income		$314		(23,782)		(15,040)		(1,817)	$(900)	$(592)	$(1,503)		(24,682)	$(15,632)

(Loss) earnings per share:
Basic		$0.02		$(1.27)		$(0.87)		$(0.10)	$(0.04)	$(0.04)	$(0.08)		$(1.31)	$(0.91)
Diluted		$0.02		$(1.27)		$(0.82)		$(0.10)	$(0.04)	$(0.09)	$(0.08)		$(1.31)	$(0.91)

These restatements primarily reflect corrections of certain revenue and expense transactions associated with the Company’s payment processing centers, project accounting, sales commissions, related-party notes, accrued expenses and other miscellaneous areas. The following table shows the impact of the restatements in each of these categories on Tier’s net income. The restatement adjustments associated with each of these categories are discussed in detail in Tier’s fiscal 2004 Form 10-K/A filed today with the SEC.

Summary of Restatement Adjustments
	Year Ended September 30,
(In thousands)	2004	2003	2002
Restatement adjustments:
Payment processing center	$442	$(539)	$(224)
Project accounting	(1,313)	(90)	(18)
Sales commissions	(280)	82	—
Related-party notes	(275)	(211)	(233)
Accrued expenses	(303)	—	—
Other miscellaneous adjustments	(193)	(142)	(191)

Pre-tax adjustments	(1,922)	(900)	(666)
Income taxes	105	—	74

Total adjustments to net loss	(1,817)	(900)	(592)
Previously reported net income (loss)	314	(23,782)	(15,040)

Restated net loss	$(1,503)	$(24,682)	$(15,632)

Earnings (loss) per fully diluted share:
As previously reported	$0.02	$(1.27)	$(0.82)
Restatement adjustments	(0.09)	(0.04)	(0.03)
Impact of anti-dilutive stock equivalents(1)	(0.01)	—	(0.06)

Restated earnings (loss) per fully diluted share	$(0.08)	$(1.31)	$(0.91)

Weighted-average diluted number of shares:
As previously reported	19,322	18,782	18,376
Anti-dilutive common stock equivalents(1)	(335)	—	(1,151)

Restated weighted-average diluted shares	18,987	18,782	17,225

(1)During fiscal years 2002, Tier incorrectly included anti-dilutive common stock equivalents in its loss per share calculations. In addition, because the restatement adjustments for fiscal year 2004 changed net income into a loss, the Company removed the impact of anti-dilutive common stock equivalents.

The audit of Tier’s fiscal year 2005 financial statements is complete, and Tier anticipates filing the associated Form 10-K later this week. Tier expects to issue a press release prior to this filing.

Tier anticipates completing and filing all outstanding SEC filings, including all fiscal year 2005 and 2006 Quarterly Reports on Form 10-Q over the next several weeks. Tier expects to timely file its fiscal year 2006 Form 10-K and will announce an investor conference call at that time to discuss its fiscal year 2006 and historical restated financial results.

At the appropriate time, Tier expects to file an application seeking to relist its common stock on the Nasdaq Stock Market.

About Tier

Tier Technologies, Inc. offers a diversified array of innovative business and financial transaction processing solutions. Headquartered in Reston, Virginia, Tier’s clients include more than 2,200 federal, state, and local governments, educational institutions, utilities and commercial clients in the U.S. and abroad. Tier provides information technology solutions, and through its Official Payments Corp. subsidiary, delivers payment processing solutions for a wide range of markets. From designing, installing and maintaining cutting-edge public sector software systems, to delivering fast, secure and convenient financial transaction processing solutions, Tier provides integrated information solutions that solve problems while balancing innovation with practicality. For more information, see www.tier.com and www.officialpayments.com.

Statements made in this press release that are not historical facts are forward-looking statements that are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Tier undertakes no obligation to update any such forward-looking statements. Each of these statements is made as of the date hereof based only on current information and expectations that are inherently subject to change and involve a number of risks and uncertainties. Actual events or results may differ materially from those projected in any of such statements due to various factors, including, but not limited to: the impact of the Company’s restatement process on its financial results; uncertainties surrounding the restatement process, including the predictions for timing of filing; the impact of governmental investigations; risks that the Company’s independent auditors might have audit adjustments that result in additional delay; and risks that the Company’s inability to complete the restatement of its financial statements will impact operations. For a discussion of the factors which may cause our actual events or results to differ from those projected, please refer to the Company’s annual report on Form 10-K/A for the fiscal year ended September 30, 2004 filed today with the SEC.

(Financial tables follow)

TIER TECHNOLOGIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	September 30,
	2004	2003
	(Restated)	(Restated)
ASSETS
Current assets:
Cash and cash equivalents	$28,495	$8,871
Investments in marketable securities	37,212	43,650
Accounts receivable, net	17,086	22,096
Unbilled receivables	4,101	7,692
Prepaid expenses and other current assets	4,337	4,602
Assets of discontinued operations	—	3,550

Total current assets	91,231	90,461
Property, equipment and software, net	7,213	6,408
Goodwill	37,527	29,328
Other intangible assets, net	30,771	24,844
Restricted investments	3,329	7,733
Other assets	1,909	2,600

Total assets	$171,980	$161,374

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,624	$2,086
Income taxes payable	7,007	—
Accrued compensation liabilities	4,820	3,571
Accrued subcontractor expense	2,457	5,494
Other accrued liabilities	7,433	7,833
Deferred income	5,269	3,299
Other current liabilities	901	2,915
Total current liabilities	30,511	25,198
Other liabilities	1,775	2,517

Total liabilities	32,286	27,715

Shareholders’ equity:
Preferred stock, no par value; authorized shares: 4,579; no shares issued and outstanding	—	—
Common stock and paid-in capital—Shares authorized: 43,480; shares issued: 20,324 and 19,542; and shares outstanding 19,440 and 18,658	181,479	173,829
Treasury stock—at cost, 884 shares	(8,684)	(8,684)
Notes receivable from related parties	(4,113)	(3,908)
Accumulated other comprehensive loss	(128)	(221)
Accumulated deficit	(28,860)	(27,357)

Total shareholders’ equity	139,694	133,659

Total liabilities and shareholders’ equity	$171,980	$161,374

TIER TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Year ended September 30,
	2004	2003	2002
	(Restated)	(Restated)	(Restated)
Revenues	$127,777	$115,577	$84,433
Costs and expenses:
Direct costs	84,399	89,657	52,847
General and administrative	28,233	23,606	14,508
Selling and marketing	7,441	5,581	3,853
Depreciation and amortization	5,109	5,423	3,764
Restructuring charges	3,493	414	—

Total costs and expenses	128,675	124,681	74,972

(Loss) income before other income, income taxes and loss from discontinued operations	(898)	(9,104)	9,461
Interest income, net	835	904	1,262

(Loss) income from continuing operations before income taxes	(63)	(8,200)	10,723
Income tax (benefit) provision	—	(2,764)	4,010

(Loss) income from continuing operations	(63)	(5,436)	6,713
Loss from discontinued operations, net of income taxes	(1,440)	(19,246)	(22,345)

Net loss	$(1,503)	$(24,682)	$(15,632)

Earnings (loss) per share—Basic:
From continuing operations	$—	$(0.29)	$0.39
From discontinued operations	$(0.08)	$(1.02)	(1.30)

Loss per share—Basic	$(0.08)	$(1.31)	$(0.91)
Earnings (loss) per share—Diluted
From continuing operations	$—	$(0.29)	$0.39
From discontinued operations	$(0.08)	$(1.02)	(1.30)

Loss per share—Diluted	$(0.08)	$(1.31)	$(0.91)
Weighted-average shares used in computing:
Basic earnings (loss) per share	18,987	18,782	17,225
Diluted earnings (loss) per share	18,987	18,782	17,225

TIER TECHNOLOGIES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year ended September 30,
	2004	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:	(Restated)	(Restated)	(Restated)

Net loss	$(1,503)	$(24,682)	$(15,632)
Less: Loss from discontinued operations, net	(1,440)	(19,246)	(22,345)

(Loss) income from continuing operations, net	(63)	(5,436)	6,713

Non-cash items included in net (loss) income:
Depreciation and amortization	7,139	7,631	6,075
Write-down of unbilled receivables	—	12,936	—
Goodwill and other assets impairment charge	571	91	(121)
Stock options revision charge	552	—	—
Provision for doubtful accounts	388	703	(255)
Deferred income taxes	25	(2,325)	(785)
Tax benefit of stock options exercised	—	—	4,349
Interest on, and losses from forgiveness of, notes from related parties	2	(8)	(71)

Net effect of changes in assets and liabilities:
Accounts receivable	9,015	(9,713)	(10,356)
Income taxes payable	9,382	(4,131)	1,257
Prepaid expenses and other assets	(485)	658	(377)
Accounts payable and accrued liabilities	(1,926)	466	(488)
Deferred revenue	780	139	130
Cash provided by operating activities from continuing operations	25,380	1,011	6,071
Cash (used in) provided by operating activities from discontinued operations	(1,531)	(18,874)	723
Net cash provided by (used in) operating activities	23,849	(17,863)	6,794
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of available-for-sale securities	(26,639)	(35,103)	(48,293)
Sales of available-for-sale securities	—	5,989	43,750
Maturities of available-for-sale securities	32,931	9,144	13,518
Restricted investments	4,403	223	(7,376)
Business combinations, net of cash acquired	(15,639)	294	(65,668)
Repayments of notes and accrued interest from related parties	—	15	482
Purchase of equipment and software	(3,429)	(1,655)	(2,108)
Other investing activities	(241)	(34)	334

Net cash used in investing activities from continuing operations	(8,614)	(21,127)	(65,361)
Net cash provided by (used in) investing activities from discontinued operations	1,913	17,841	(1,954)

Net cash used in investing activities	(6,701)	(3,286)	(67,315)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under bank line of credit	2,200	—	—
Repayments under bank line of credit	(2,200)	—	(7,500)
Repurchase of treasury stock	—	(6,665)	—
Net proceeds from issuance of common stock	2,395	1,635	90,092
Capital lease obligations and other financing arrangements	(149)	(482)	(1,830)

Net cash provided by (used in) financing activities from continuing operations	2,246	(5,512)	80,762
Effect of exchange rate changes on cash from continuing operations	—	(59)	(119)
Effect of exchange rate changes on cash from discontinued operations	230	—	5,221

Net increase (decrease) in cash and cash equivalents	19,624	(26,720)	25,343
Cash and cash equivalents at beginning of period	8,871	35,591	10,248

Cash and cash equivalents at end of period	$28,495	$8,871	35,591